UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2017

Centaurus Diamond Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53286	71-1050559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 W. Bonanza, Las Vegas, Nevada 89106

(Address of Principal Executive Offices)

(702) 382-3385

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Centaurus Diamond Technologies, Inc., a Nevada corporation, is referred to herein as "we", "our" or "us".

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

EXPLANATORY NOTE

The purpose of this Amendment No. 1 to the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 12, 2017 (the “Original Filing”), is to amend and restate such filing in its entirety. The Original Filing was made without the approval of the board of directors or officers of the Company and the Company disclaims all information provided therein.

Item 8.01 Other Events

On May 12, 2017, Earl Belger, a former director of Centaurus Diamond Technologies Inc. (the “Company”) resigned from the board of directors of the Company. The day Mr. Belger resigned, he and his outside counsel filed an unauthorized Form 8-K using the Company EDGAR filer codes, to which they had access. The erroneous Form 8-K was not previously approved by the board of directors of the Company or any officer of the Company.

The Form 8-K contain numerous errors and inaccurate information:

I)	The Form 8-K represents the resignation of Brian Lauzon, our CEO/President and Director as having occurred on January 23rd of 2017, with his name misspelled as “Lazar”.

II)	Mr. Belger was never the Chief Financial Officer of the Company, and therefore did not and could not resign from such position.

III)	The Form 8-K stated that “Earl Belger resigned because he investigated possible illegal stock issuances and possible improper accounting entries in our financial statements and advised our Board of Directors and our officers of these matters in December 2016 and again in January 2017, yet our Board of Directors and our officers refused to undertake any action whatsoever, including making appropriate SEC disclosure.” Our board of directors has not investigated or found any evidence of possible illegal stock issuances. Our board of directors has not investigated or found any evidence of improper accounting entries in our financial statements. In addition, neither our current auditor Goldman & Friedman nor former auditor, Anton Chia has advised us of any such accounting impropriety or errors.

Our Board of Directors and Officers strongly refute the misrepresentations made in the Form 8-K filed by Earl and his Attorney improperly and without authorization from the board or officers of the Company.

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SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Centaurus Diamond Technologies, Inc.

Date: May 19, 2017	By:	/s/ Stephen Saunders
Stephen Saunders
Secretary/Director

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